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                                                                  EXHIBIT 10.17

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


                 This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made by and between PHOENIX INTERNATIONAL LTD., INC., a Florida corporation (the "Company"), and RALPH REICHARD, an individual resident of Florida (the "Executive"), as of this 22th day of May, 1996.

                              W I T N E S S E T H:

                 WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated December 28, 1995 (the "Employment Agreement"), pursuant to which the Company employs the Executive as its Chief Operating Officer and President; and

                 WHEREAS, the Company desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements; and

                 WHEREAS, the Executive desires to continue his employment by the Company pursuant to the Employment Agreement; and

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

                 1. Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

                 2. Paragraph h below is hereby added to Section 4 of the Employment Agreement:

                 h. If the Company terminates the Executive without Cause, the Company shall pay to the Executive in cash: (i) within 15 days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus; and (ii) at the end of each of the twelve consecutive 30-day periods following the Termination Date, an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount.

                 3. Paragraph p of Section 16 of the Employment Agreement is hereby amended to read as follows:

                 p. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Securities Act of 1933.






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                 3.       This Amendment shall be governed by and construed and
enforced in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Amendment shall be brought and maintained in a court of competent jurisdiction in State of Florida.

                 4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                 IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment to the Employment Agreement as of the day and year first above written.

                                    PHOENIX INTERNATIONAL LTD., INC.



                                    By:      /s/ James Holly
                                       ---------------------------------------
                                       Name: James Holly
                                       Title Chairman, Compensation Committee




                                             /s/ RALPH REICHARD
                                    ------------------------------------------
                                                 RALPH REICHARD